Exhibit 5.1

[TroyGould PC Letterhead]

1801 Century Park East, 16th Floor

Los Angeles, California 90067

December 22, 2011

Immunocellular Therapeutics, Ltd.

21900 Burbank Boulevard, Third Floor

Woodland Hills, California 91367

Re:    Registration Statement on Form S-1 (Registration No. 333-178211)

Ladies and Gentlemen:

This opinion is furnished to you in connection with the above-referenced registration statement (the “Registration Statement”) and the prospectus dated December 20, 2011 (the “Prospectus”). The Prospectus relates to the offering by Immunocellular Therapeutics, Ltd. (the “Company”) of (i) 10,000,000 units (the “Units”), each Unit consisting of one share (the “Primary Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and (ii) a warrant (the “Warrants”) to purchase up to 0.5 share of Common Stock (the “Warrant Shares”). We understand that the Units, the Primary Shares, the Warrants and the Warrant Shares (collectively, the “Securities”) are to be offered and sold in the manner described in the Prospectus.

We have acted as counsel for the Company in connection with the Securities. For purposes of this opinion, we have examined and relied upon copies of: (1) the Registration Statement, including the Prospectus; (2) the Underwriting Agreement filed as an exhibit to the Registration Statement; (3) the form of the Warrants filed as an exhibit to the Registration Statement; and (4) such other documents, corporate records, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinion expressed below.

With your permission, we have made and relied upon the following assumptions, without any independent investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (1) all corporate records furnished to us by the Company are accurate and complete; (2) the Registration Statement, the Underwriting Agreement and the form of the Warrants filed by the Company with the Commission are identical to the forms of the documents that we have reviewed; (3) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) are accurate and complete; (4) the Company will sell and

Immunocellular Therapeutics, Ltd.

December 22, 2011

issue the Securities in accordance with the terms and conditions of the Underwriting Agreement; (5) the Company will sell and issue the Warrant Shares in accordance with the terms and conditions of the Warrants; (6) the Company will at all times remain duly organized, validly existing, and in good standing under the laws of the State of Delaware; (7) the Company will at all times reserve a sufficient number of shares of its unissued Common Stock as is necessary to provide for the issuance of the Warrant Shares; (8) in connection with each issuance of the Warrant Shares, the Company will duly execute and deliver stock certificates in the form filed by the Company as an exhibit to the Registration Statement or, with respect to any Warrant Shares issued on an uncertificated basis, the Company will comply with applicable law regarding the documentation of uncertificated securities; and (9) with respect to documents that we reviewed in connection with this opinion letter, all documents submitted to us as originals are authentic; all documents submitted to us as certified, facsimile, or photostatic copies conform to the originals of such documents, and such original documents are authentic; the signatures on all documents are genuine; and all natural persons who have executed any of the documents have the legal capacity to do so.

The law covered by our opinion expressed below is limited to the Delaware General Corporation Law, including statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial opinions interpreting those laws. We neither express nor imply any opinion with respect to any other laws or the laws of any other jurisdiction.

We undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in laws, a change in any fact relating to the Company, or any other circumstance. This opinion letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinion expressly set forth below. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or the Prospectus, other than as expressly stated below with respect to the Securities.

Based upon and subject to the foregoing, we are of the opinion that (i) the Units and the Primary Shares, when issued, sold and paid for as described in the Prospectus, will be duly authorized, validly issued, fully paid and non-assessable, (ii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, the Warrants, when issued and sold as described in the Prospectus, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and implied covenants of good faith and fair

Immunocellular Therapeutics, Ltd.

December 22, 2011

dealing, and (iii) the Warrant Shares issued upon exercise of the Warrants, when issued, sold and paid for as described in the Prospectus, will be validly issued, fully paid and non-assessable.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. Our consent shall not be deemed an admission that we are experts whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

This opinion may be used only in connection with the offer and sale of the Securities while the Registration Statement remains effective.

Very truly yours,
/s/ TroyGould PC
TROYGOULD PC

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